Exhibit 99.1

Texas Mineral Resources Shareholders Approve All Resolutions at Special Shareholder Meeting

SIERRA BLANCA, TX— (Accesswire- August 7, 2020) – Texas Mineral Resources Corp. (OTCQB: TMRC)

Texas Mineral Resources Corp. (TMRC), an exploration company targeting the heavy rare earths, technology metals and a variety of industrial minerals, is pleased to announce that shareholders representing a majority of the total number of shares outstanding approved all resolutions as described in the proxy statement dated July 16, 2020.

About Texas Mineral Resources Corp.

Texas Mineral Resources Corp.'s focus is to develop and commercialize its Round Top heavy rare earth, technology metals, and industrial minerals project located in Hudspeth County, Texas, 85 miles southeast of El Paso. Additionally, the Company plans on developing alternative sources of strategic minerals through the processing of coal waste and other related materials. The Company’s common stock trades on the OTCQB U.S. tier under the symbol “TMRC.”

Company Contact:

Texas Mineral Resources Corp.

Anthony Marchese, Chairman

E-mail: amarchese@tmrcorp.com

Twitter: @TexasMineralRes